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                                                                     EXHIBIT 4.4






                            WORLD COLOR PRESS, INC.,

                                    As Issuer

                                  $151,800,000

                6% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2007
                      ------------------------------------



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                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of October 8, 1999

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                      STATE STREET BANK AND TRUST COMPANY,

                                   As Trustee

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        SECOND SUPPLEMENTAL INDENTURE, dated as of October 8, 1999 (the "SECOND
SUPPLEMENTAL INDENTURE"), among Quebecor Printing Inc., a corporation amalgamated under the laws of Canada, ("QPI"), World Color Press, Inc. (to be known as Quebecor World (USA) Inc. following the Merger referred to herein), a Delaware corporation (the "COMPANY"), as issuer, and State Street Bank and Trust Company (the "TRUSTEE"), as trustee, to the indenture, dated as of October 8, 1997, by and between the Company and the Trustee, as amended or supplemented (the "INDENTURE").

                              W I T N E S S E T H :

        WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 6% Convertible Senior Subordinated Notes due 2007 (the "NOTES") of the Company;

        WHEREAS, there is currently outstanding under the Indenture $151,800,000 in aggregate principal amount of the Notes;

        WHEREAS, the Company is the surviving party of a merger (the "Merger") effective as of the date hereof with Printing Acquisition Inc. ("PAI"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of July 12, 1999 by and among the Company, PAI and PAI's parent corporation, Quebecor Printing Inc. ("QPI"), a corporation amalgamated under the laws of Canada; and

        WHEREAS, the Indenture permits the merger of the Company with another corporation, subject to the satisfaction of certain conditions set forth in the Indenture, including without limitation, Section 11.6, which requires the execution of a supplemental indenture to provide that each Note issued thereunder shall no longer be convertible into shares of common stock of the Company, but rather into the consideration that would have been received by the holder of such Note in the Merger if such holder had converted the Note into common stock of the Company immediately prior to the Merger; and

        WHEREAS, the Company has authorized by a resolution of its Board of Directors this Second Supplemental Indenture; and

        WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and bylaws of the Company, to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows: SECTION 1. AMENDMENTS TO THE INDENTURE



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SECTION 1. AMENDMENTS TO THE INDENTURE

        The Indenture shall be amended as follows:

        (a) Unless otherwise provided in this Second Supplemental Indenture, throughout the entirety of the Indenture:

               (i) The capitalized words "Common Stock" and the words "shares of Common Stock" shall each be replaced with the words "QPI Shares".

               (ii) The words "share of Common Stock" shall be replaced with the words "QPI Share".

        (b)    SECTION 1.1:

               (i) The definition of "Common Stock" shall be deleted in its entirety.

               (ii) The definition of "Company" shall be amended to read in its entirety as follows:

               "COMPANY" means (i) Quebecor World (USA) Inc., a Delaware corporation, and (ii) any successor of Quebecor World (USA) Inc. pursuant to Article Five hereof.

               (iii)The following definitions shall be added in proper alphabetical order:

               "QPI" means Quebecor Printing Inc., a corporation amalgamated under the laws of Canada.

               "QPI SHARES" means subordinate voting shares, no par value, of QPI.

        (c) SECTION 3.7: The figure "$58.06" shall be deleted and replaced with the figure "$36.74".

        (d)    SECTION 3.10:

               (i) In Section 3.10(c)(2)(i), the words "by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or" at the end of the Section shall be deleted and replaced by the words "by the Company, QPI, any Subsidiary of either the Company or QPI or any employee benefit plan of either the Company or QPI; or".

               (ii) In Section 3.10(c)(2)(ii), each usage of the words "Common Stock" shall be replaced with the words "common stock of the Company".



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               (iii) In Section 3.10(c)(4), the words "convertible into Common
        Stock" shall be replaced with the words "convertible into QPI Shares and cash pursuant to Article Eleven hereof".

        (e) SECTION 11.1: The parenthetical phrase "(as such shares shall then be constituted)" shall be deleted.

        (f) SECTION 11.2: In the first sentence of the sixth paragraph, the words "fixed number of shares of Common Stock" shall be replaced with the words "fixed number of QPI shares and cash".

        (g)    SECTION 11.3:

               (i) The penultimate sentence of Section 11.3 shall be amended in its entirety to read as follows:

               If any fractional QPI Share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash in an amount equal to the product of (a) the fractional part of a QPI Share to which the holder would otherwise be entitled and (b) $21.6875.

               (ii) The last sentence of Section 11.3 shall be deleted.

        (h)    SECTION 11.5:

               (i) Section 11.5(a) shall be amended in its entirety to read as follows:

                    (a) In case QPI shall pay a dividend or make a distribution, in QPI Shares, on QPI Shares, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of QPI Shares outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of QPI Shares and the total number of QPI Shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. QPI will not pay any dividend or make any distribution on QPI Shares held in the treasury of QPI. If any dividend or distribution of the type described in this Section 11.5(a) is declared but is not so paid or made and not required to be so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

               (ii) The first sentence of Section 11.5(b) shall be amended in its entirety to read as follows:



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                    (b)  In case QPI shall issue rights or warrants to all
               holders of QPI Shares entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase QPI Shares at a price per share less than the Current Market Price per QPI Share (as defined in
               Section 11.5(g) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction the denominator of which shall be the number of QPI shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of QPI Shares so offered would purchase at such Current Market Price and the numerator of which shall be the number of QPI Shares outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of additional QPI Shares offered for subscription or purchase.

               (iii) In the third sentence of Section 11.5(b), the words "consideration to be received by the Company" shall be deleted and replaced by the words "consideration to be received by QPI".

               (iv) In the first sentence of Section 11.5(d), each usage of the defined term "the Company" shall be replaced with the defined term "QPI".

               (v) In the first sentence of Section 11.5(e), each usage of the defined term "the Company" shall be replaced with the defined term "QPI"; and the words "in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Securities into Common Stock" shall be replaced by the words "in addition to the QPI Shares and cash to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Securities pursuant to Article Eleven hereof".

               (vi) In Section 11.5(e), each usage of the defined term "the Company" shall be replaced with the defined term "QPI".

               (vii) In Section 11.5(f), the defined term "the Company" shall be replaced with the defined term "QPI".



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               (viii)In the third sentence of Section 11.5(f), the words "by the Company to its stockholders" shall be replaced with the words "by QPI to holders of QPI Shares".

        (i) SECTION 11.8: each usage of the defined term "the company" shall be replaced with the defined term "qpi".

        (j) SECTION 11.9: The third sentence shall be amended in its entirety to read as follows: to read as follows:

        Subject to the provisions of Section 7.1, neither the Trustee nor any conversion agent shall be responsible for any failure of QP to issue, transfer or deliver any QPI Shares or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of QPU or the Company contained in this Article.

        (k) SECTION 11.10: each usage of the defined term "the company" shall be replaced with the defined term "qpi".

        (l) SECTION 9 TO EXHIBIT A: In the first sentence of Section 9, the words "into that number of fully paid and nonassessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $1,000 and multiplying the result so obtained by
24.113817 (the "Conversion Rate") or such Conversion Rate as adjusted from time to time as provided in the Indenture" shall be replaced by the words "into (a) that number of fully paid and nonassessable QPI Shares obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $41.47 (the result of such division being the "Conversion Rate") or such Conversion Rate as adjusted from time to time as provided in the Indenture and multiplying the result so obtained by 1.2685 AND (b) an amount in cash equal to the product of (x) the principal amount at --- maturity of this Note or portion thereof to be converted divided by the Conversion Rate, as it may be adjusted from time to time, MULTIPLIED BY (y) $8.18".

        SECTION 2.  OPERATIVENESS

        From the date hereof, QPI shall be a party to the Indenture. This Second Supplemental Indenture will become operative and binding upon each of QPI, the Company and the Trustee and the Holders of the day and year first above written.

        SECTION 3.  REFERENCE TO AND EFFECT ON THE INDENTURE

        (m) On and after the operative date of this Second Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.



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        (n)    Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

        SECTION 4.  GOVERNING LAW

        This Second Supplemental Indenture shall be construed and enforced in accordance with the laws of the State of New York.

        SECTION 5.  DEFINED TERMS

        Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

        SECTION 6.  CONFLICTS.

        In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, then the terms and conditions of this Second Supplemental Indenture shall prevail.

        SECTION 7.  TRUST INDENTURE ACT CONTROLS

        If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "ACT"), as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.

        SECTION 8.  TRUSTEE DISCLAIMER

        The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

        SECTION 9.  COUNTERPARTS AND METHOD OF EXECUTION

        This Second Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.



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        SECTION 10. TITLES

        Section titles are for descriptive purposes only and shall not control or alter the meaning of this Second Supplemental Indenture as set forth in the text.

                            [SIGNATURE PAGE FOLLOWS]




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        IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be executed as of the day and year first above written.

                                  QUEBECOR PRINTING INC.

                                  By:      /s/ Christian M. Paupe
                                           -----------------------
                                  Name:    Christian M. Paupe
                                  Title:   Executive Vice President



                                  WORLD COLOR PRESS, INC.

                                  By:      /s/ Mark Reisch
                                           -----------------------
                                  Name:    Marc Reisch

                                  Title:   President and Chief Executive Officer



                                  STATE STREET BANK AND TRUST COMPANY

                                  By:      /s/ Gerald R. Wheeler
                                           -----------------------
                                  Name:    Gerald R. Wheeler
                                  Title:   Vice President